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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 7, 2006

eRoomSystem Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31037	87-0540713
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1072 Madison Ave., Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(732) 730-0116

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2006, eRoomSystem Technologies, Inc. (“eRoom”) entered into a subscription agreement with Aprecia, LLC. (“Aprecia”) relating to the purchase of 2,083,333 shares of common stock of Aprecia. The purchase price for the Shares was $50,000. The Shares represent 9.98% of the issued and outstanding common stock of Aprecia.

Aprecia is a provider of applied artificial intelligence solutions for gaming and homeland security applications. Aprecia’s MonitorPlus solution automatically examines large amounts of transaction data and issues alerts upon discovery of potential fraud and potential money-laundering.

Item 7.	Financial Statements and Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K.

1.	Press release describing the transaction with Aprecia, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eRoomSystem Technologies, Inc.
(Registrant)

Date: March 13, 2006
	By:	/s/ David A. Gestetner
David A. Gestetner
	Its:	Chief Executive Officer and President

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